SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                                February 6, 2002
                Date of Report (Date of earliest event reported)


                           PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                       333-54996               88-047-0235
(State or other Jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


  5100 N. Federal Highway, Suite: 201
         Ft. Lauderdale, FL.                                       33308
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: 954-771-1699 EXT: 108


          (Former name of former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT:

     On February 6th there was a change in the control of Officers and Directors. Mr. Arnold Wenzloff is now the President/CEO. Mr. Kyle Arneson is the new Corporate Secretary, Director and Treasurer. Mr. Carl MacBride is a new Director.

ITEM 5. OTHER EVENTS:

     The company was formed for the purpose of developing an aircraft service company for private aircraft owners that would offer 0n-site preventative maintenance and repair services. The company now is engaged in the lawful business of expanding it's business holding by attempting to acquire distressed debt from Financial Institutions that fit into its' business plan and goals, as well as enter into agreements with diversified business entities for the purposes of expanding its' debt collection business. Palomar is operating under the laws of Florida, whose principal place of business is 5100 N. Federal Highway, Suite 201, Ft. Lauderdale, FL 33308

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     Terry Westergard resigned as Director and Corporate Secretary of the company. Mr. Anthony J. Wiser also resigned as Director of company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PALOMAR ENTERPRISES, INC.

                                   By: /s/ Kyle Arneson
                                       -------------------------------------
                                       Kyle Arneson

Dated: February 8, 2002